UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2007

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware 1-12333 86-0385884
(State or Other Jurisdiction (Commission (IRS Employer
of Incorporation) File Number) Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA 92130
(Address of Principal Executive Offices) (Zip Code)

(858) 314-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02. Results of Operations and Financial Condition

On April 26, 2007, Iomega Corporation announced its financial results for the quarter ended April 1, 2007 in a press release entitled, “Iomega Reports First Quarter Financial Results”. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In the press release, we use the following non-GAAP financial measures: Non-GAAP, adjusted pre-tax profit from continuing operations (net of goodwill impairment, restructuring charges/benefits, and a one-time CEO severance charge). As used herein, “GAAP” refers to accounting principles generally accepted in the United States. These non-GAAP financial measures exclude specified unusual charges from the directly comparable GAAP measures. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures. We believe the non-GAAP measures are useful to investors because they provide an alternative method for assessing the operating performance of our business. Our management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating our operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Specifically, the attached press release considers Iomega’s performance on a non-GAAP basis by excluding the following items related to first quarter 2007 and first quarter 2006 financial performance. The Company considers evaluation of Iomega’s performance net of these items to be meaningful to shareholders because this is a time of transition for Iomega; the Company desires that shareholders be able to readily see how Iomega may operate profitability notwithstanding certain significant expenses, which we do not expect to continue over the long term. Hence, in the press release, Iomega provided non-GAAP performance when excluding the following items:

1.

A non-cash, pre-tax goodwill impairment charge of $1.7 million associated with the Zip® product line in first quarter 2007 compared to a $3.1 million charge in first quarter 2006. These charges are expected to cease later in 2007 and management does not expect similar charges on another Iomega product thereafter.

2.

Pre-tax, restructuring benefits in first quarter 2007 of less than $0.1 million associated with adjustments to severance and benefits (these adjustments were based upon more current information) compared to pre-tax, restructuring charges in first quarter 2006 of $0.3 million associated with severance and benefits charges associated with the termination of certain executives employment. The Company believes that the benefits and charges related to these restructuring activities are not indicative of the Company’s normal operating costs. Although the Company has incurred restructuring charges and benefits in the past related to prior headcount reductions, vacated facilities and miscellaneous contracts, we consider it meaningful for investors to consider ongoing operating expenses and estimated pre-tax profit/losses excluding this non-operating expense.

3.

A pre-tax charge of $1.0 million recognized in first quarter 2006 in selling, general and administrative expenses associated with severance costs related to our former Chief Executive Officer. This is not a recurring cost item and management believes that it is useful to understand Iomega’s cost structure by also considering what that our structure looks like without assuming this one-time expense.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits. The exhibit listed on the Exhibit Index relates to Item 2.02 and shall be deemed furnished as a part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 26, 2007

IOMEGA CORPORATION
(Registrant)

By:
Preston Romm
Vice President of Finance and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on April 26, 2007 announcing Iomega Corporation’s first quarter 2007 financial results and entitled, “Iomega Reports First Quarter Financial Results”.

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